Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTMEDIA COMMENCES TENDER OFFER AND CONSENT SOLICITATION FOR 10.75% SENIOR SUBORDINATED NOTES DUE 2011

Denver, Colorado, October 11, 2005 – NextMedia Operating, Inc. (“NextMedia”) announced today that it has commenced a tender offer and consent solicitation for any and all of its $200 million outstanding principal amount 10.75% Senior Subordinated Notes due 2011 (CUSIP No. 65335H AB7) (the “Notes”). The tender offer and the consent solicitation are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, each dated October 11, 2005.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on November 8, 2005 (the “Expiration Time”), unless extended or earlier terminated. The total consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be fixed on the second business day immediately preceding the Consent Time (as defined below) (the “Price Determination Date”). The Price Determination Date will be extended to the extent the Consent Time has been extended. However, once the Price Determination Date has been determined, it will not be extended even if the Consent Time is thereafter extended. The total consideration will be based on the present value on the expected payment date of the sum of $1,053.75 (the redemption price payable for the Notes on their earliest redemption date) plus all scheduled interest payments on the Notes from the expected payment date through July 1, 2006 (the earliest date on which the Notes are redeemable at a fixed redemption price) discounted to present value on the expected payment date, minus accrued and unpaid interest to, but not including, the expected payment date. The present value on the expected payment date will be determined using a discount rate equal to the yield to maturity of the 2.75% U.S. Treasury Note due June 30, 2006 on the Price Determination Date, plus a fixed spread of 50 basis points. The total consideration for each Note tendered includes a consent payment of $20.00 per $1,000 principal amount of Notes to holders who validly tender their Notes and deliver their consents prior to 5:00 p.m., New York City time, on October 25, 2005 (the “Consent Time”), unless such date is extended. Holders who tender their Notes after the Consent Time will not receive the consent payment. Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Time except as set forth in the Offer to Purchase and Consent Solicitation Statement. Holders who properly tender their Notes also will be paid accrued and unpaid interest up to, but not including, the payment date.

The consents are being solicited to eliminate substantially all of the restrictive covenants (including, without limitation, the covenants limiting the incurrence of debt, and the payment of dividends on and the repurchase of NextMedia’s capital stock), certain affirmative covenants and certain events of default contained in the indenture governing the Notes (the “Proposed Amendments”). Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. The obligation of NextMedia to accept for purchase and pay for the Notes in the tender offer is conditioned on, among other things, the completion by NextMedia of a new financing arrangement, the availability of sufficient funds to purchase tendered Notes and the execution of a supplemental indenture implementing the Proposed Amendments following delivery of consents to the Proposed Amendments by holders of at least a majority of the aggregate principal amount of outstanding Notes, each as described in more detail in the Offer to Purchase and Consent Solicitation Statement.

This announcement is neither an offer to purchase, nor a solicitation of an offer to purchase, nor a solicitation of tenders or consents with respect to, any Notes. The tender offer and the consent solicitation are being made solely pursuant to the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal.

NextMedia has retained Goldman, Sachs & Co. to serve as the dealer manager for the tender offer and the consent solicitation. Questions regarding the tender offer and the consent solicitation may be directed to Goldman, Sachs & Co. at (877) 686-5059 or (212) 357-7867. Requests for documents in connection with the tender offer and the consent solicitation may be directed to Global Bondholder Services Corporation, the information agent, at (212) 430-3774.

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 58 stations in 14 markets throughout the United States and more than 5,100 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,400 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Thomas Weisel Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Seven Dinetz, President and CEO.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in our filings with the Securities and Exchange Commission.

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